UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 16, 2008
MFA MORTGAGE INVESTMENTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13991	13-3974868

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 Park Avenue, 21st Floor, New York, New York 10022

(Address of Principal Executive Office) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 207-6400
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On January 16, 2008, MFA Mortgage Investments, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Cantor Fitzgerald & Co., Friedman, Billings, Ramsey & Co., Inc., JMP Securities LLC and RBC Capital Markets Corporation (collectively, the “Underwriters”) relating to the sale of 25,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the granting to the Underwriters of an option to purchase up to an additional 3,750,000 shares of Common Stock to cover over-allotments that may occur during the offering process. A copy of the Underwriting Agreement is attached as an exhibit hereto.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

1.1	Underwriting Agreement, dated January 16, 2008, between the Company and the Underwriters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA MORTGAGE INVESTMENTS, INC.
By:	/s/Timothy W. Korth
Timothy W. Korth
General Counsel and Senior Vice President -- Business Development

Date: January 17, 2008